SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 25, 2006

Wells Real Estate Fund I

(Exact Name of Registrant as Specified in Charter)

Georgia	0-14463	58-1565512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Paces Pavilion

On September 5, 2006, Wells Real Estate Fund I (the "Registrant") entered into an agreement (the "Agreement") to sell its condominium interest in a medical office building containing approximately 31,000 rentable square feet, located in Atlanta, Georgia ("Paces Pavilion") to an unaffiliated third party for a gross sales price of $4,300,000, excluding closing costs. As of September 25, 2006, the inspection period has expired and the earnest money deposit of $200,000 paid by the buyer has become non-refundable pursuant to the Agreement. The Registrant expects this transaction to close in the fourth quarter of 2006; however, there are no assurances regarding when or if this sale will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND I

(Registrant)

By: Wells CAPITAL, INC.

General Partner

By: /s/ Leo F. Wells, III

Leo F. Wells, III

President

Date: September 27, 2006